UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 16, 2005

3M COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

File No. 1-3285	41-0417775
(Commission File Number)	(IRS Employer Identification No.)

3M Center, St. Paul, Minnesota	55144-1000
(Address of Principal Executive Offices)	(Zip Code)

(651) 733-1110

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.  Material Modification to Rights of Security Holders

On November 16, 2005, 3M Company (the “Company”) issued a press release announcing that it amended the terms of its Liquid Yield Option™ Notes due 2032 (Zero Coupon – Senior) (the “LYONs”) by executing a First Supplemental Indenture, dated as of November 16, 2005 (the “Supplemental Indenture”), to the Indenture, dated as of November 21, 2002 (the “Indenture”), between the Company and Citibank, N.A., as trustee.  Pursuant to the Supplemental Indenture, the Company will pay cash interest at a rate of 2.40% per annum of the Principal Amount at Maturity of the Company’s LYONs.  The cash interest payments will be made semiannually in arrears on May 22, 2006, November 22, 2006, May 22, 2007 and November 22, 2007 to Holders on the fifteenth calendar day next preceding each such Interest Payment Date.

A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference.  A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 8.01.  Other Events

Certain United States Federal Income Tax Considerations

This is a summary of certain United States federal income tax considerations regarding the amendment of the terms of the LYONs to provide for semiannual cash payments of interest for a specified period of time (the “Amendment”) and, accordingly, should be read in conjunction with the disclosure under the heading “Certain United States Federal Income Tax Considerations” (hereinafter referred to as the “Prospectus Tax Disclosure”) in the Company’s Prospectus, dated November 16, 2004, filed with the Securities Exchange Commission as part of the Registration Statement No. 333-103234 on November 17, 2004. Terms used but not defined herein have the meaning given to them in the Prospectus Tax Disclosure. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations, administrative rulings and judicial decisions now in effect, all of which are subject to change (including retroactive changes) or possible differing interpretations. This discussion applies to U.S. holders who acquired LYONs at their issue price in the initial offering and who hold them as capital assets. Furthermore, the discussion does not address the United States federal income tax considerations that may be relevant to holders of the LYONs who may be subject to special United States federal income tax rules as listed in the Prospectus Tax Disclosure. This summary is intended for general information only, and does not describe all of the United States federal income tax considerations that may be relevant to holders of the LYONs in light of their particular circumstances.

Holders of the LYONs should be aware that, due to the factual nature of the inquiry and the absence of relevant legal authorities, there is some uncertainty under current United States federal income tax law as to the appropriate tax consequences of the Amendment. No statutory, administrative or judicial authority directly addresses the treatment of the Amendment for United States federal income tax purposes. The Company has not obtained, nor does it intend to obtain, a ruling from the Internal Revenue Service (the “IRS”) with respect to the United States federal income tax consequences of the Amendment. Accordingly, no assurance can be given that the IRS will agree with any positions taken by the Company, or that a court will not sustain any challenge by the IRS in the event of litigation.

Holders of the LYONs are urged to consult their own tax advisors with respect to the United States federal, state, local and other tax considerations regarding the Amendment in light of their particular circumstances.

As described in the Prospectus Tax Disclosure, the Company has treated the LYONs, and intends to continue to treat the LYONs, as contingent payment debt instruments for United States federal income tax purposes, and holders have agreed pursuant to the terms of the LYONs to be bound by that United States federal income tax treatment.

Pursuant to the Amendment, the Company will make semiannual cash payments of interest at a rate of 2.40% per annum of each $1,000 principal amount at maturity of the LYONs on May 22, 2006, November 22, 2006, May 22, 2007 and November 22, 2007 to holders of the LYONs who are holders of record on the fifteenth calendar day next preceding the applicable interest payment date. Under general principles of United States federal income tax law, a change to the terms of a debt instrument,  whether or not evidenced by a physical surrender of the debt instrument for a newly-issued debt instrument, may be treated as an exchange in which gain or loss is realized if the modified debt instrument differs materially either in kind or extent from the original debt instrument. In this regard, applicable Treasury regulations provide that, as a general rule, an exchange occurs when, based on all the facts and circumstances and taking into account all changes in the terms of the debt instrument collectively, the legal rights or obligations that are altered, and the degree to which they are altered, are economically significant (a “significant modification”).

While the matter is not free from doubt, the Company believes that the Amendment, which provides for the semiannual cash payments of interest (as described above), should not constitute a “significant modification” of the LYONs under the applicable Treasury regulations. Accordingly, for United States federal income tax purposes, the Company intends to treat U.S. holders of the LYONs as continuing to hold their LYONs rather than as being deemed to exchange their existing LYONs for new debt instruments. As a result, U.S. holders of the LYONs would continue to accrue interest income on the LYONs at the “comparable yield,” as described in the Prospectus  Tax Disclosure, regardless of whether they use the cash or accrual method of tax accounting. Moreover, pursuant to the Treasury regulations governing contingent payment debt instruments, the semiannual cash payments of interest received by U.S. holders should be treated by U.S. holders as a “positive adjustment” for the taxable year in which such payments are received, as more fully described in the Prospectus Tax Disclosure.

If, contrary to the Company’s expectations, the Amendment to provide for the semiannual cash payments of interest were to constitute a significant modification of the LYONs for United States federal income tax purposes, U.S. holders would be treated as having exchanged their existing LYONs for amended debt instruments providing for the cash payments of additional interest. In such event, a U.S. holder would realize gain or loss in an amount equal to the difference between its amount realized on the exchange (i.e., the fair market value of the amended debenture) and its adjusted basis in the existing LYONs immediately prior to the exchange. Any loss realized on the exchange would generally constitute ordinary loss to the extent of income previously accrued by a U.S. holder in respect of the LYONs, and thereafter, capital loss. However, if the deemed exchange were to qualify as a recapitalization, within the meaning of section 368(a)(1)(E) of the Code, no gain realized by a U.S. holder would be recognized (except to the extent of any cash received), and no loss would be recognized by such U.S. holder.

If the Amendment to provide for the semiannual cash payments of interest were to constitute a significant modification giving rise to a deemed exchange of the LYONs for amended debt instruments, the amended debt instruments would be treated as contingent payment debt instruments that are newly issued at an initial issue price equal to the fair market value of the amended debt instruments on the date of the deemed exchange. A U.S. holder would be required to use a newly determined comparable yield and projected payment schedule as of the date of the deemed exchange to account for the amended debt instruments as otherwise described in the Prospectus Tax Disclosure.

The foregoing summary is intended for general information only and does not purport to address all of the United States federal income and other tax considerations regarding the

Amendment. Because the United States federal income tax treatment of the Amendment is uncertain, holders of the LYONs are encouraged to consult their own tax advisors regarding the United States federal, state, local and other tax considerations that may be relevant to them based upon their particular circumstances.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

4.1                                                                                                                                 First Supplemental Indenture, dated as of November 16, 2005

99.1                                                                                                                           Press Release, dated as of November 16, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

3M COMPANY

By:	/s/ Gregg M. Larson
Gregg M. Larson,
Secretary

 Dated: November 17, 2005

EXHIBIT INDEX

Exhibit Number	Description

4.1	First Supplemental Indenture, dated as of November 16, 2005

99.1	Press Release, dated as of November 16, 2005